Press Release Acucela Announces Publication of Phase 2a Clinical Trial Results for Emixustat Hydrochloride Data Demonstrate Dose-Dependent Pharmacologic Activity of Emixustat in Patients with Geographic Atrophy Associated with Dry Age-Related Macular Degeneration SEATTLE (June 3, 2015) — Acucela Inc. (TOKYO: 4589), a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases, today announced the publication of results from a Phase 2a clinical trial of emixustat hydrochloride (emixustat) in patients with geographic atrophy (GA) associated with dry age-related macular degeneration (AMD) in the June online edition of RETINA: The Journal of Retinal and Vitreous Diseases. The lead author on the paper is Pravin U. Dugel, MD, Managing Partner, Retinal Consultants of Arizona and Clinical Professor, USC Eye Institute, Keck School of Medicine, University of Southern California. He was also a principal investigator of the emixustat study. Emixustat, the first internally developed compound by Acucela, is orally dosed, targets the visual cycle, and is in development for the potential treatment of GA associated with dry AMD for which there is currently no U.S. Food and Drug Administration (FDA)- approved therapy available. “We are pleased about the publication of the Phase 2a study data,” Dr. Dugel said. “The data, as detailed in this month’s online edition of RETINA, showed that emixustat achieved dose-dependent pharmacologic activity in the retina of patients with geographic atrophy.” The published article is titled, “Phase II, Randomized, Placebo-Controlled, 90-Day Study of Emixustat HCL in Geographic Atrophy Associated with Dry Age-Related Macular Degeneration” and can be accessed at: (http://journals.lww.com/retinajournal/Abstract/2015/06000/PHASE_II,_RANDOMIZED,_PLACEBO_CONTROLLED,_90_DAY.1 7.aspx). The study was designed to assess the safety, tolerability, and pharmacodynamics of emixustat in subjects diagnosed with GA. Seventy-two subjects were randomized to receive one of four emixustat doses (2, 5, 7, or 10 mg once daily) or placebo for a 90-day treatment period. Biologic activity of emixustat in the retina was measured by electroretinography (ERG). Safety evaluations included analysis of adverse events and ophthalmic examinations. The ERG data showed a dose-dependent pharmacologic effect of emixustat, consistent with the proposed mechanism of action. The authors noted that most systemic adverse events (AEs) observed in the clinical trial were not considered treatment related and that ocular AEs were mild to moderate in severity. The limitations of the study include its small sample size and the proportion of subjects who did not complete the entire 90-day dosing period. The long-term safety and clinical effect of emixustat on disease progression is currently being evaluated in an ongoing Phase 2b/3 study (ClinicalTrials.gov identifier: NCT01802866).

Acucela Announces Publication of Phase 2a Clinical Trial Results for Emixustat Hydrochloride – Page 2 About Acucela Inc. Acucela Inc. (www.acucela.com or www.acucela.jp) is a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases, which could impact millions of individuals worldwide. Acucela currently has the following co-development agreements with Otsuka Pharmaceutical Co., Ltd.: emixustat hydrochloride, its lead investigational drug candidate for geographic atrophy associated with dry age-related macular degeneration based on Acucela’s proprietary visual cycle modulation technology; and OPA-6566, an investigational compound originating from Otsuka Pharmaceutical for the treatment of ocular hypertension and glaucoma. Cautionary Statements Certain statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will” as well as similar expressions are intended to identify forward-looking statements. These forward-looking statements include Acucela’s expectations regarding corporate development activities and the ultimate success of the enterprise. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those projected in forward-looking statements, including, but not limited to the risk that our investigational product candidates will not demonstrate the expected benefits, the success of our investigational product candidates depends heavily on the willingness of our collaboration partner to continue to co-develop our investigational product candidates, the risk of delays in our expected clinical trials, the risk that new developments in the intensely competitive ophthalmic pharmaceutical market require changes in our clinical trial plans or limit the potential benefits of our investigational product candidates, and other risks and uncertainties inherent in the process of discovering and developing therapeutics that demonstrate safety and efficacy. For a detailed discussion of these and other risk factors, please refer to the Company’s filings with the Securities and Exchange Commission, which are available on the Company’s investor relations Web site (http://ir.acucela.com/) and on the SEC’s Web site (http://www.sec.gov). U.S. and Japan Media Contacts: Ashley Bach Pacific Public Affairs Phone: 1-206-579-2414 Email: ashley@pacificpub.com Tomomi Sukagawa Director Investor Relations and Communication Phone: +81(0)3.5789.5872  Email: investor@acucela.com # # #